Exhibit 99.1

Brooklyn ImmunoTherapeutics Announces Closing of $12 Million Private Placement

New York, March 09, 2022 (GLOBE NEWSWIRE) -- Brooklyn ImmunoTherapeutics, Inc. (Nasdaq: BTX) (“Brooklyn”), a biopharmaceutical company focused on exploring the role that cytokine, and gene editing/cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases, today announced that it has closed its previously announced private placement with a leading healthcare investor. The gross proceeds to Brooklyn from the private placement, before deducting the placement agent’s fees and other estimated fees and expenses related to the offering payable by Brooklyn, were approximately $12 million. Brooklyn intends to use the net proceeds from the private placement for general working capital purposes.

Pursuant to the terms of the securities purchase agreement, Brooklyn issued 6,857,142 units at a price of $1.75 per unit to the investor. Each unit consisted of one share of common stock (or one pre-funded warrant in lieu thereof), and a five-and-a-half-year warrant to purchase one share of common stock at an exercise price of $1.91 per share.

Cantor Fitzgerald & Co. acted as placement agent for the private placement.

The securities were offered and sold in a private placement and were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Brooklyn has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Brooklyn ImmunoTherapeutics

Brooklyn is focused on exploring the role that cytokine, gene editing, and cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases.

Brooklyn’s most advanced program is IRX-2, a human cell-derived cytokine therapy, studying the safety and efficacy of IRX-2 in patients with head and neck cancer in Phase 2B. In a Phase 2A clinical trial in head and neck cancer, IRX-2 demonstrated an overall survival benefit. Additional studies are either underway or planned in other solid tumor cancer indications.

Brooklyn has multiple next-generation cell and gene editing therapies in preclinical development for various indications including acute respiratory distress syndrome, solid tumor indications, as well as in vivo gene-editing therapies for rare genetic diseases. For more information about Brooklyn and its clinical programs, please visit www.BrooklynITx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Words such as “expects,” “believes,” “will,” “may,” “anticipates,” “intends,” “plans,” “estimates,” “seek,” “predict,” “project,” “potential” or the negatives of these terms or variations of them or similar expressions are intended to identify forward-looking statements. These statements in this press release include, but are not limited to, statements regarding the use of proceeds from the private placement. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include, without limitation: our dependence on the success of our internal development programs; whether or not our product pipeline candidates successfully complete clinical trials, receive regulatory approval and can be successfully commercialized; our ability to fund, enroll and complete our clinical trials; whether we generate the expected benefits of any acquisitions or joint ventures; our ability to maintain orphan drug exclusivity for IRX-2; undesirable side effects of our current or future product candidates; the impact of the current pandemic of the novel coronavirus (COVID-19) and its impacts on our business, including our ability to enroll persons in our clinical trials; our limited operating history; and the cautionary statements and risk factors described in our Current Report on Form 8-K filed with the SEC on May 11, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our other filings filed from time to time with the SEC. We do not assume any obligation to update any forward-looking statement, except as required by law.

Investor Relations Contact:
Solebury Trout
917-936-8430
investors@brooklynitx.com

Media Contact:
Michael V. Morabito, Ph.D.
Solebury Trout
917-936-8430
btx@soleburytrout.com